UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2017 (June 19, 2017)

KT HIGH-TECH MARKETING, INC.

(Exact name of the registrant as specified in its charter)

Delaware	000-55564	81-1004273
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14440 Big Basin Way, #12, Saratoga, CA 95070

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

______________________________________________________

(Former name or address if changed since last report)

Copies to:

Darrin M. Ocasio, Esq.

Jay K. Yamamoto, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01            Entry into a Material Definitive Agreement.

On June 19, 2017 (the “Closing Date”), KT High-Tech Marketing, Inc. (the “Company” or “KT High-Tech”) closed a share exchange agreement (the “Share Exchange Agreement”) with KULR Technology Corporation, a Delaware corporation (“KULR”), and 100% of the shareholders of KULR (the “KULR Shareholders”) whereby KULR Shareholders, holding all of the 25,000,000 common stock or common stock equivalents issued and outstanding of KULR, transferred an aggregate of 25,000,000 shares of KULR to the Company in exchange for an aggregate of 50,000,000 newly issued shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”). The aggregate of 50,000,000 newly issued Company Common Stock represents approximately 64.57% of the outstanding shares of common stock of the Company following the Closing Date. Upon the closing of the Share Exchange Agreement, KULR became a wholly owned subsidiary of the Company. Accordingly, the Company, through its subsidiary KULR, will primarily focus its operations on KULR’s thermal management business. In addition, the Company plans to continue to develop opportunities in marketing and distributing products targeted at the internet of things (IoT), mobile and energy storage industries.

On June 8, 2017, the date that the Company, KULR and KULR Shareholders entered into the Share Exchange Agreement, the Company loaned KULR $500,000 and, concurrently therewith, KULR issued to the Company a promissory note in the principal amount of $500,000.

Effective on the Closing Date, the following persons constitute the executive officers and directors of the Company:

Name	Title(s)
Michael Mo	Chairman of the Board and Chief Executive Officer
Dr. Timothy Knowles*	Director, Chief Technical Officer and Secretary
George Henschke*	Treasurer and Interim Principal Financial Officer
Michael Carpenter*	Vice President of Engineering

* newly appointed as of the Closing Date

The foregoing descriptions of the Share Exchange Agreement and related transactions do not purport to be complete and are qualified in their entirety by reference to the complete text of the Share Exchange Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.01            Completion of Acquisition or Disposition of Assets.

Information in response to this Item 2.01 is keyed to the Item numbers of Form 10.

Item 1. Description of Business.

Effective on the Closing Date, pursuant to the Share Exchange Agreement, KULR became a wholly-owned subsidiary of KT High-Tech Marketing Inc. The acquisition of KULR is treated as a reverse acquisition, and the business of KULR was integrated into the Company (the transaction, the “Reverse Acquisition”). References to “we,” “us,” “our” and similar words refer to the Company and its subsidiaries after giving effect to the Reverse Acquisition. References to “KTHT” refer to the Company prior to the Reverse Acquisition. KULR’s corporate headquarters are located at 1999 S. Bascom Ave., Suite 700, Campbell, CA 95008, and the telephone number at such address is 408-675-7002.

Summary

Prior to the Reverse Acquisition, the Company was an early-stage company planning to market and distribute technology products and components targeting the energy and consumer electronics industries. The Company intended to market and sell the products to both the end user and supply chain markets and to seek partnerships in developing and distributing such products.

After the Reverse Acquisition, the Company integrated its existing business operations with those of its subsidiary, KULR. KULR owns proprietary carbon fiber based (Carbon Fiber Velvet or “CFV”) thermal management solutions that it believes are more effective at conducting, dissipating and storing heat generated by an electronic system’s internal components (i.e. semiconductor, integrated circuits “chips”) in comparison to traditional materials, such as copper and aluminum. KULR’s technologies can be applied inside a wide array of electronic applications, such as mobile devices, cloud computing, virtual reality platforms, satellites, internet of things, drones, and connected cars.

Thermal Management Solutions

Three key vectors have driven advancements in semiconductors and electronics systems – performance, power, and size. These vectors, however, often counteract one another. As chip performance increases, power consumption increases and more heat is generated as a byproduct. When chip size reduces, there is an increased potential for a hot spot on the chip, which can degrade system performance. Electronic system components must operate within a specific temperature range on both the high and low end to operate properly. KULR resolves many of the tradeoffs associated with other thermal management materials. KULR’s products improve heat storage and dissipation, rigidity problems and durability. Its products are lightweight and reduce manufacturing complexity associated with traditional thermal management materials.

In addition to thermal management of electronic systems, KULR has developed, in partnership with NASA JSC, a highly effective, lightweight and passive thermal protection technology. Thermal Runaway Shield (TRS) for lithium ion batteries. KULR’s lithium ion battery (Li-B) TRS product prevents a potentially dangerous combustible condition known as thermal runaway from occurring in neighboring Li-B cells by acting as a shield or barrier in between individual Li-B cells in a battery pack. Although rare, incidents of thermal runaway occurring spontaneously in Li-B cargo shipments and inside electronics, including smartphones, hover boards and electric vehicles, are a cause of public concern.

Corporate History

The Company was incorporated in the State of Delaware in December 2015, and was formerly known as Grant Hill Acquisition Corporation. In April 2016, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Grant Hill Acquisition Corporation to KT High-Tech Marketing, Inc. in April 2016.

KULR was formed in 2013 and is based in Santa Clara, California. Since its inception, KULR primarily focused on developing and commercializing its thermal management technologies, which it acquired through assignment from and license with KULR’s co-founder Dr. Timothy Knowles, in the high value, high-performance consumer electronic and energy storage applications. Prior to 2013, the Company’s technologies were used in numerous advanced space and industrial applications for NASA, Boeing, and Raytheon. A few notable achievements were the use of KULR’s technologies in: the Mars Lander/Rover (battery heat sink), X-31 Battery Heat Sink, Mercury Messenger (battery heat sink), and X-51 Scramjet (heat exchanger).

As described in Item 1.01 above, on June 19, 2017, we acquired all the issued and outstanding shares of KULR pursuant to the Share Exchange Agreement in exchange for 50,000,000 Company Common Stock and KULR became the Company’s wholly owned subsidiary.

Market Opportunity and Strategy

Market

The world of electronics continues to become more and more demanding and performance driven. Newer applications such as VR/AR gear, mobile devices, Internet of Things (IoT) devices and cloud computing infrastructure equipment require great amounts of processing power, as well as having strict size, weight, and design requirements. Widespread handheld devices such as smartphones and tablets continue to stretch the boundaries of performance and miniaturization.

According to a BCC Research Report in 2016, the global thermal management market will grow from $11.2 billion in 2016 to total $USD14.6 Billion by the year 2021. According to the report, in recent years, electronics devices and systems have undergone tremendous technological growth. Advancements in the electronics industry have led to an increased need for innovative thermal management technologies, which serve to improve performance and reliability. The report states that technological progress has come on two fronts: increased functionality on a single device unit and miniaturization of each unit. As a result, there has been an increased demand for thermal management technologies. The report analyzes the thermal market by four segments including hardware, software, interfaces, and substrates.

The hardware segment is responsible for about 80% of the market total. Thermal interface materials (“TIM”) have the highest projected growth rate with a five-year CAGR of 7.6% and will be the main type of thermal solution for compact and portable electronic devices. The TIM market is projected to grow from $762 million in 2015 to nearly $1.2 billion in 2021. KULR’s product line offers an excellent cross-section of solutions addressing not only the hardware segment but the interface and substrate segments as well.

The increasing demand and reliability of microelectronics has pushed thermal management to the forefront of many industries. Major end-users of thermal management products include computer, telecommunications, automotive, consumer products, medical/office equipment, industrial/office equipment, light-emitting diodes, and renewable energy industries

We believe KULR’s technology solution excels in a number of categories important in the world of thermal management. KULR’s proprietary carbon fiber based solutions are generally more thermally conductive, lighter weight, require less contact pressure, and offer greater design flexibility and durability compared to traditional solutions. As a result, we believe KULR has real potential to offer unique value proposition to customers in the multibillion-dollar thermal management industry. KULR aims to provide cost-effective, superior thermal management solutions for a group of electronic manufacturers.

Marketing Strategy

Our management team plays an important role in securing customers necessary to achieve the Company’s growth targets. Management believes that it has close ties with a group of world-class tech companies in China, Japan, and the US and through those ties the Company believes it has an opportunity to obtain early customers. Although no assurance can be made that a revenue producing relationship will ever solidify, we are currently working to commercialize our products with companies and organization such as NASA, Jabil Circuits, Sanmina, Lumentum, NTTDoCoMo of Japan, Meig Smart Technology and other tier-one electronics OEM and ODM’s. We believe we can offer unique and competitive solutions for these and other electronics companies as they face serious thermal management and design challenges with future product lines.

The Company targets two general types of customers:

1)	Obtain commercial customers that have immediate high performance thermal management needs to fulfill with next generation or new consumer based product launches. We seek early adoption of our technologies in the smartphone, IoT, cloud computing, and VR/AR devices.

2)	Provide thermal management solutions for aerospace and industrial customers including NASA, Boeing, Raytheon and others. We seek continued adoption of its technologies in satellite, military, and other space applications.

We will promote our position of providing superior, cost effective thermal solutions for world-class customers when engaging new potential customers. Marketing will be done via multiple channels:

•	Commissioning unbiased white papers and technical papers.
•	Attending, sponsoring, and guest speaking at industry events, conferences, and symposiums.
•	Hiring public relations consultants to oversee our press releases and media relations interface with newspapers, magazines, and blogs.
•	Hiring SEO specialists for all social media endeavors.
•	Relying on the company’s technical pedigree within the thermal management community to spread high praise via word of mouth.
•	Leverage Company’s existing relationships with world-class tech companies.
•	Exploit halo effect generated by successful product launches with world-class companies and affiliation with top-tier organizations for new customer acquisitions.

In revenue timing terms, the Company will obtain three kinds of customers from short-term (quick ramp up) revenue providers in the consumer electronics and computing space to long-term, aerospace and industrial revenue:

•	Near/Short term customers: Consumer Electronics and Computing. These customers take 6-9 months to design-in and business forecast is usually no more than 12 months out because their businesses move very fast with 12-18 month product cycles. .
•	Mid-term customers: Industrial and Energy Storage customers that take 9-18 months for design-in and the order can last 2-5 years. Order visibility is good and forecast may be conservative.
•	Long-term customers: Aerospace and Military Customers where design-in can take 18-24 months or longer depending on the product cycle, government budget and policy changes. Product cycle can last up to 10 years with solid visibility.

Sales Strategy

The Company plans to market and sell KULR thermal management products (component products) and finished end-products (OEM products) that the Company develops with its partners into its sales and distribution channels. For the component products, the Company will market it directly to its customers and utilize distributor partners and agents into Japan, China and EU countries. For its OEM products, the Company will sell into distributor channels primarily as a B2B business.

Advertising and Communications Strategy

We plan to utilize all forms of advertising and communications tools at our disposal. This includes commissioning unbiased white papers and technical papers, attending, sponsoring, and guest speaking at industry events, conferences, and symposiums. We have hired a public relations consultant who will oversee our press releases and media relations interface with newspapers, magazines, and blogs. We have also hired a SEO specialist for social media outreach activities and will also rely on the company’s pedigree within the thermal management community to spread high praise via word of mouth. To date, as a result of these efforts, we have been mentioned in the following media outlets:

•	CNBC – article entitled “The No.1 reason Uber's flying car is just a fantasy” – May 18, 2017
•	Forbes – article entitled “KULR Carbon Velvet Enables Cooler Digital Gear” – October 21, 2016
•	EETimes – article entitled “Batteries Get Safer Enclosures” – February 3, 2017
•	USA Today – article entitled “Midair firestorm: Lithium-ion batteries in airplane cargo spark fear” – March 22, 2017
•	Quartz – article entitled “Moore’s Law can’t last forever—but two small changes might mean your phone battery will” – March 8, 2017
•	Business Insider – article entitled “A fire onboard a JetBlue flight exposes why Trump's laptop ban could be so dangerous” – May 31, 2017
•	HP Enterprise – article entitled “Three batteries that could power our future” – May 23, 2017
•	Yahoo News – article entitled “KULR Technology to debut new space-ready carbon fiber cooling solutions” – May 23, 2017

Goals and Objectives

We aim to produce a high-quality line of products to meet the ever-increasing demands of the various markets in which we plan to compete. We believe our thermal solutions will make the world of electronics cooler, lighter, and safer.

Our goal is to offer unique value proposition to our customers with our high-performance carbon fiber thermal management technology by specifically targeting high growth and high performance applications in the overall $14 billion thermal management market (Source: 2016 BCC Research). As new and exciting applications such as VR/AR, AI Robots, cloud computing infrastructure equipment and energy storage proliferate in the market place, these applications demand new thermal management solutions to make them cool, lighter and safer. These new application requirements present opportunities for KULR solutions to compete and capture market share.

Product and Services

Our products can be divided into three distinct categories and subcategories with the following functionalities:

1)	Lithium-Ion Battery (Li-B) Thermal Runaway Shield: KULR has developed a vaporizing heatsink aimed at passive resistance to thermal runaway propagation in lithium ion batteries in partnership with NASA Johnson Space Center (NASA JSC). The heatsink shield designed for NASA JSC is a novel configuration, thin and lightweight, for use in conjunction with 18650 cells. The heatsink shield has proven to keep neighboring cells safe from thermal runaway propagation after a trigger cell was intentionally overheated. This lightweight solution can achieve 220 Wh/kg in battery energy density and can be used in energy storage and industrial and consumer electronics applications that require a lightweight and passive solution for battery safety.

2)	Fiber Thermal Interface Material (FTI): KULR thermal interface materials (TIMs) consist of sparse carbon fiber velvets attached to a film of polymer or metal. The fiber packing density and orientation are selected to serve a wide range of applications, including hostile thermal and chemical environments, sliding interfaces, and interfaces with widely varying gaps. They can be coated for electrical isolation. They require low contact pressure and provide high thermal conductivity. Their light weight and high compliance make them uniquely suited for aerospace, industrial and high performance commercial devices.

3)	Phase Change Material (PCM) Heat Sink: KULR phase change material (PCM) composite heatsinks consisting of a conductive carbon fiber velvet embedded with a suitable alkane (“paraffin”) having high latent heat at its melting point. Such heatsinks offer passive thermal control for instruments that would otherwise overheat or undercool during periodic operations. A typical application involves lasers that dissipate heat but need tight thermal control where active cooling is unavailable.

KULR’s Proprietary Next Generation Thermal Management Solutions

Recent Development

One product we are particularly excited about is our TRS (thermal runaway shield) product that we developed for NASA. It prevents lithium-ion battery thermal runaway propagation in multi-cell battery packs containing 18,650 cells. We have been testing it with NASA Johnson Space Control for their battery applications. It’s a lightweight and passive solution that’s ideally suited for space applications. We will leverage our existing relationship with NASA to further develop the product’s evolution and development. In the most recent NASA test, the lastest version of TRS successfully prevented thermal runaway propagation from the trigger cell to its neighboring cells even as the trigger cell temperature reached over 800C. TRS kept all the neighboring cells at under 100C, well below the 140C trigger temperature for thermal runaway.

(Source: NASA JSC April 26, 2017)

Competition

Devices have to deliver greater functionality within a higher-density, lower-profile package. Boards have to accommodate a larger number of components and are subjected to finer spacing rules. From a thermal management perspective, there is a significant price to pay for this increase in functionality. Device operating frequency and gate count are increasing rapidly, dissipating greater amounts of power as heat. The buildup of excess heat is a major cause of failure in electronic systems.

Competition in thermal management technology is fierce and fragmented. As the devices become more compact and higher performance, their thermal management requirements are unique and often conflicting. For example, a Smartphone needs efficient heat spreading inside the device to remove the heat from its processors, while it also needs to keep the outside temperature below 40C.

KULR FTI offers the following advantages over other thermal interface materials (TIM) such as thermal grease and gap pads.

•	Low Contact Pressure. FTI requires as low as 1 psi to be an effective TIM. This is valuable for aerospace and wearable IoT applications where mechanical stress on components needs to be minimized.
•	Light weight. FTI typically weights less than 300g per square meter.
•	Wide Gap Range. FTI can be configured to fit between 0.3mm to over 4mm.
•	Electrical Insulation: Optional. FTI can be configured to be both electrically conductive and insulating based on application needs.

Here is the comparison table of FTI with other TIM materials:

Features	KULR’s FTI	Thermal Grease	Thermal Pad	PCM
Low Thermal Resistance (°C.in2/W)	0.3 to 2.0	~1	0.1-3.0	2.0-3.0
Wide Gap Range (mm)	0.3 to 4.0	0.10	0.1 to 2	<1.0
Low Contact Pressure (psi)	1 to 20	20+	20+	20+
Compressibility	High	No	Yes	No
Silicone	No	Yes	Yes	No
Sliding Interface	Yes	No	No	No

KULR TRS is a light weight passive cooling solution that combines carbon fiber structure with water and polycarbonate enclosure. Tesla separates the Li+ batteries into banks with each cell within a battery separated into liquid-cooled chambers creating both a physical separation and an active method of maintaining the optimal operating temperature for the batteries during discharging and charging. Other automotive manufacturers have since followed suit with similar liquid-cooled solutions. A liquid-cooled solution is efficient at managing temperature but it adds complexity and weight to a system. In many applications, such as aerospace and consumer electronics, the weight of a liquid-cooled solution is unacceptable.

Tesla Liquid-Cooled Battery System

For the Powerwall home storage solution, Tesla is reportedly using a liquid-cooled solution similar to the company’s automotive solutions.

NASA developed a prototype passive cooling solution called the LLBR2, which is a machined aluminum casing with 0.5mm cell spacing. Each cell has a mica lining and a ceramic bushing on the cell vent opening. The design allows venting of any smoke or flame while preventing TRP by distributing the 500°C heat from a fire through the mass of the aluminum casing to keep the temperature of adjacent cells below critical levels. While this is an efficient design to minimize the potential for TRP to adjoining cells, the design is still rather heavy and very expensive to build.

NASA Passive Li+ Battery Pack Design – LLBR2 Brick

KULR TRS solution is a fully passive solution that can enable a battery pack to exceed the 200Wh/kg energy density. Applied to larger battery packs like those in energy storage systems, LiB-TRS technology could reduce the weight of an active liquid-cooled battery platform by up to 25% by eliminating the pump, heat exchanger, and liquid. The result is a smaller, lighter, and more compact solution.

Governmental Regulation and Environmental Compliance

Certain substances we use in our manufacturing process are subject to federal governmental regulations (such as EPA regulations). We believe we are in material compliance with all applicable governmental regulations, and that the cost and effect of compliance with environmental laws is not material. As a small generator of hazardous substances, we are subject to local governmental regulations relating to the storage, discharge, handling, emission, generation, manufacture and disposal of toxic or other hazardous substances, such as acetone that is used in very small quantities to manufacture our products. We are currently in compliance with these regulations. Most new materials sold in the U.S or in many other countries require regulation by government authorities. In most other countries, there are no specific regulations that require additional regulation but some countries do have registration requirements with which we comply to the best our ability.

Employees

As of June 19, 2017, we had 10 employees and 5 consultants.

We believe that we maintain a good working relationship with our employees and we have not experienced any significant labor disputes.

Intellectual Property

Patents

We believe that our portfolio of intellectual property (“IP”) is an important asset to the development of our business. Set forth below is a detailed description of our patents:

Patent #	Status	Grant Date	Title	Abstract:
14572761	Pending		Carbon Fiber Heat Exchangers	A heat sink comprises a base for receiving heat, a cover having at least one exhaust channel, and carbon fibers. The carbon fibers are disposed between the base and the cover in a predefined pattern. The patterned carbon fibers form at least one inlet channel, where the at least one inlet channel allows for receiving a coolant into the patterned carbon fibers. The at least one exhaust channel allows for expelling of the coolant from the patterned carbon fibers.

62243624	Pending		Carbon Fiber Thermal Interface	A method for manufacturing a carbon fiber thermal interface, comprises the steps of: electroflocking carbon fibers onto a temporary substrate; coating parylene onto the electroflocked carbon fibers; and removing the temporary substrate. The carbon fiber thermal interface comprises: carbon fibers, wherein exposed areas of the carbon fibers have a layer of a coating agent, and wherein the carbon fibers are coupled together by the coating agent.

15203748	Pending		System, Method, and Apparatus for Battery Protection	A battery protection system comprises sleeves, carbon fibers, a case, and liquid. The sleeves are hollow for insertion of battery cells. The carbon fibers are disposed on outer surfaces of the sleeves. The case houses the sleeves and has an inner cavity. The liquid and the carbon fibers are disposed in the inner cavity, where the carbon fibers are exposed to the liquid.

15203757	Pending		Flame Arrestor	A flame arrester comprises: carbon fiber layers; and one or more connecting layers. The carbon fiber layers are separated from each other by the one or more connecting layers. Carbon fibers of the carbon fiber layers are substantially perpendicular to the plane of the one or more connecting layers.

6913075	Granted	7/6/09	Dendritic Fiber Material	A thermal interface includes nanofibrils. The nanofibrils may be attached to a flat base or membrane, or may be attached to the tip portions of larger diameter fibers. The nanofibrils have a diameter of less than about 1 micron, and may advantageously be formed from single walled and/or multi-walled nanotubes.

7144624	Granted	12/6/10	Dendritic Fiber Material	A thermal interface includes nanofibrils. The nanofibrils may be attached to a flat base or membrane, or may be attached to the tip portions of larger diameter fibers. The nanofibrils have a diameter of less than about 1 micron, and may advantageously be formed from single walled and/or multi-walled nanotubes.

7132161	Granted	11/8/10	Fiber Adhesive Material	A fiber velvet comprising nano-size fibers or nanofibrils attached to micro-size fibers is disclosed. Methods of manufacturing the velvet as well as various uses of the velvet are also described. For example, the fiber velvet can be used as a thermal interface or as an adhesive material. The nanofibrils may be attached to a flat base or membrane, or may be attached to the tip portions of the micro-size or larger diameter fibers. Various attributes of the micro-size fibers and of the nano-size fibers, for example, geometry (e.g. size, length, packing density) material type (e.g. carbon, metal, polymer, or ceramic) and properties (e.g. conductivity, modulus, surface energy, dielectric constant, surface roughness) can be selected depending on the desired attributes of the fiber velvet. The nanofibrils have a diameter of less than about 1 micron, and may advantageously be formed from single walled and/or multi-walled carbon nanotubes.

Acquired IP

On April 15, 2013, Energy Science Laboratories, Inc. (“ESLI”) and KULR entered into a License and Development Agreement (the “License Agreement”) pursuant to which ESLI granted an irrevocable, exclusive, fully paid, royalty free, sublicensable, world-wide license to use, make, have made, develop, create derivative works, sell, offer to sell, import products and/or services which use all or a portion of the technology, related knowhow, and the business and industry relationships in thermal management, thermal storage, heat dissipation and related technologies, whether tangible or intangible and any and all technology, processes, know-how, inventions and other intellectual property related for all markets other than military, aerospace, and defense applications (the “Licensed Technologies”).

Simultaneously with the License Agreement, ESLI and KULR entered into a Consulting Agreement, pursuant to which KULR engaged ESLI to assist in developing the Licensed Technologies, which relationship resulted the filing of four patent applications, which patent applications and, if granted, resultant patents are the sole property of KULR.

On November 10, 2016, ESLI assigned three granted patents (U.S. Patent Nos. 6,913,075, 7,132,161 and 7,144,624) to KULR. As a result of this assignment, KULR gained the right to develop the Licensed Technologies in all market applications.

Trademarks

Our business is also dependent on trademarks and trademark application in order to protect our intellectual property rights. Set forth below is a detailed description of our trademarks under application.

Country	Trademark	Application Number	Classes*	Status
the United States		87362099	009; 017	In process

* Classes

Class 009: (Electrical and scientific apparatus) Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signaling, checking (supervision), lifesaving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

Class 017: (Rubber goods) Rubber, gutta-percha, gum, asbestos, mica and goods made from these materials and not included in other classes; plastics in extruded form for use in manufacture; packing, stopping and insulating materials; flexible pipes, not of metal.

Item 1A. Risk Factors

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report before making a decision to purchase the Company’s securities. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

Risks Related to Our Business and Our Industry

We are a young company with a limited operating history, making it difficult for you to evaluate our business and your investment

 The Company was formed in 2015 and KULR was formed in 2013. The Company, as a whole, has limited operating history. We have not yet demonstrated sales of products at a level capable of covering our fixed expenses. Since inception, we have not demonstrated the capability to produce sufficient materials to generate the ongoing revenues necessary to sustain our operations in the long-term. Nor have we demonstrated the ability to generate sufficient sales to sustain the business. There can be no assurance that the Company will ever produce a profit.

Many of the Company’s products represent new products that have not yet been fully tested in commercial product settings and for which manufacturing operations have not yet been fully scaled. This means that investors are subject to all the risks incident to the creation and development of multiple new products and their associated manufacturing processes, and each investor should be prepared to withstand a complete loss of their investment.

Because we are subject to these uncertainties, there may be risks that management has failed to anticipate and you may have a difficult time evaluating our business and your investment in our Company. Our ability to become profitable depends primarily on our ability to successfully commercialize our products in the future. Even if we successfully develop and market our products, we may not generate sufficient or sustainable revenue to achieve or sustain profitability, which could cause us to cease operations.

We have no sustainable base of products approved for commercial use by our customers, have never generated significant product revenues and may never achieve sufficient revenues for profitable operations, which could cause us to cease operations.

KULR primarily sells bulk materials or products made with these materials to other companies for incorporation into their products. Although KULR’s technologies were previously used in numerous advanced space and industrial applications for NASA, there has been no significant incorporation of our materials or products into customer products that are released for commercial sale as of the date of this report. Because there is no demonstrated history of large scale commercial success for our products, it is possible that such commercial success may never happen and that we will never achieve the level of revenues necessary to sustain our business.

We will need to raise substantial additional capital in the future to fund our operations and we may be unable to raise such funds when needed and on acceptable terms, which could have a materially adverse effect on our business.

We anticipate that we will incur operating losses for the foreseeable future. We may require additional funds for our anticipated operations and if we are not successful in securing additional financing, we may be required to delay significantly, reduce the scope of or eliminate one or more of our research or development programs, downsize our general and administrative infrastructure, or seek alternative measures to avoid insolvency, including arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies, product candidates or products.

We have limited experience in higher volume manufacturing that will be required to support profitable operations, and the risks associated with scaling to larger production quantities may be substantial.

We have limited experience manufacturing our products. We have established small-scale commercial or pilot-scale production facilities for our carbon based thermal management products, but these facilities do not have the existing production capacity to produce sufficient quantities of materials for us to reach sustainable sales levels. In order to develop the capacity to produce much higher volumes, it will be necessary to produce multiples of existing processes or engineer new production processes in some cases. There is no guarantee that we will be able to economically scale-up our production processes to the levels required. If we are unable to scale-up our production processes and facilities to support sustainable sales levels, the Company may be forced to curtail or cease operations.

We have a long and complex sales cycle and have not demonstrated the ability to operate successfully in this environment.

It has been our experience since our inception that the average sales cycle for our products can range from one to five years from the time a customer begins testing our products until the time that they could be successfully used in a commercial product. We have only demonstrated a limited track record of success in completing customer development projects, which makes it difficult for you to evaluate the likelihood of our future success. The sales and development cycle for our products is subject to customer budgetary constraints, internal acceptance procedures, competitive product assessments, scientific and development resource allocations, and other factors beyond our control. If we are not able to successfully accommodate these factors to enable customer development success, we will be unable to achieve sufficient sales to reach profitability. In this case, the Company may not be able to raise additional funds and may be forced to curtail or cease operations and you could lose all or a significant part of your investment.

We are dependent on customers and partners to design and test our solution into new applications which may not be brought to market successfully.

The Company targets its thermal management solution for new applications and devices that require high performance and unique features offered by its products. Developing new applications and devices involves a lengthy and complex process, and they may not be commercialized on a timely basis, or at all. The Company’s success is directly related to the success of these new products. Furthermore, because the Company’s solutions are relatively new to mass market consumer electronics, the design and testing time is longer than traditional solutions. Moreover, in transitioning to new technologies and products, we may not achieve design wins, our customers may delay transition to these new technologies, our competitors may transition more quickly than we do, or we may experience product delays, cost overruns or performance issues that could harm our operating results and financial condition.

We could be adversely affected by our exposure to customer concentration risk

We are subject to customer concentration risk as a result of our reliance on a relatively small number of customers for a significant portion of our revenues. For 2016 we had one customer whose purchases accounted for 100% of total product revenues. In 2015, the same customer that represented 100% of total product revenues. Due to the nature of our business and the relatively large size of many of the applications our customers are developing, we anticipate that we will be dependent on a relatively small number of customers for the majority of our revenues for the next several years. It is possible that only one or two customers could place orders sufficient to utilize most or all of our existing manufacturing capacity.

In this case, there would be a risk of significant loss of future revenues if one or more of these customers were to stop ordering our materials, which could in turn have a material adverse effect on our business and on your investment.

We operate in an advanced technology arena where hypothesized properties and benefits of our products may not be achieved in practice, or in which technological change may alter the attractiveness of our products.

Because there is no sustained history of successful use of our products in commercial applications, there is no assurance that broad successful commercial applications may be technically feasible. Some of the scientific and engineering data related to our products has been generated in our own laboratories or in laboratory environments at our customers or third-parties. It is well known that laboratory data is not always representative of commercial applications.

Likewise, we operate in a market that is subject to rapid technological change. Part of our business strategy is to monitor such change and take steps to remain technologically current, but there is no assurance that such strategy will be successful. If the Company is not able to adapt to new advances in materials sciences, or if unforeseen technologies or materials emerge that are not compatible with our products and services or that could replace our products and services, our revenues and business prospects would likely be adversely affected. Such an occurrence may have severe consequences, including the potential for our investors to lose all of their investment.

Competitors that are larger and better funded may cause the Company to be unsuccessful in selling its products.

The Company operates in a market that is expected to have significant competition in the future. Global research is being conducted by substantially larger companies who have greater financial, personnel, technical, and marketing resources. There can be no assurance that the Company’s strategy of offering better thermal management solutions based on the Company’s proprietary Carbon fiber based products will be able to compete with other companies, many of whom will have significantly greater resources, on a continuing basis. In the event that we cannot compete successfully, the Company may be forced to cease operations.

Because of our small size and limited operating history, we are dependent on key employees.

The Company’s operations and development are dependent upon the experience and knowledge of Michael Mo, our Chief Executive Officer, and Dr. Timothy Knowles, our Chief Technical Officer and Michael Carpenter, our Vice President of Engineering. If the services of any of these individuals should become unavailable, the Company’s business operations might be adversely affected. If several of these individuals became unavailable at the same time, the ability of the Company to continue normal business operations might be adversely affected to the extent that revenue or profits could be diminished and you could lose all or a significant amount of your investment.

Our success depends in part on our ability to protect our intellectual property rights, and our inability to enforce these rights could have a material adverse effect on our competitive position.

We rely on the patent, trademark, copyright and trade-secret laws of the United States and to protect our intellectual property rights. We may be unable to prevent third parties from using our intellectual property without our authorization. The unauthorized use of our intellectual property could reduce any competitive advantage we have developed, reduce our market share or otherwise harm our business. In the event of unauthorized use of our intellectual property, litigation to protect or enforce our rights could be costly, and we may not prevail.

Many of our technologies are not covered by any patent or patent application, and our issued and pending U.S. patents may not provide us with any competitive advantage and could be challenged by third parties. Our inability to secure issuance of our pending patent applications may limit our ability to protect the intellectual property rights these pending patent applications were intended to cover. Our competitors may attempt to design around our patents to avoid liability for infringement and, if successful, our competitors could adversely affect our market share. Furthermore, the expiration of our patents may lead to increased competition.

Our pending trademark applications may not be approved by the responsible governmental authorities and, even if these trademark applications are granted, third parties may seek to oppose or otherwise challenge these trademark applications. A failure to obtain trademark registrations in the United States and in other countries could limit our ability to protect our products and their associated trademarks and impede our marketing efforts in those jurisdictions.

In addition, effective patent, trademark, copyright and trade secret protection may be unavailable or limited in some foreign countries. We also rely on unpatented proprietary manufacturing expertise, continuing technological innovation and other trade secrets to develop and maintain our competitive position. Although we generally enter into confidentiality agreements with our employees and third parties to protect our intellectual property, these confidentiality agreements are limited in duration and could be breached, and may not provide meaningful protection of our trade secrets or proprietary manufacturing expertise. Adequate remedies may not be available if there is an unauthorized use or disclosure of our trade secrets and manufacturing expertise. In addition, others may obtain knowledge about our trade secrets through independent development or by legal means. The failure to protect our processes, apparatuses, technology, trade secrets and proprietary manufacturing expertise, methods and compounds could have a material adverse effect on our business by jeopardizing critical intellectual property.

Where a product formulation or process is kept as a trade secret, third parties may independently develop or invent and patent products or processes identical to our trade-secret products or processes. This could have an adverse impact on our ability to make and sell products or use such processes and could potentially result in costly litigation in which we might not prevail.

We could face intellectual property infringement claims that could result in significant legal costs and damages and impede our ability to produce key products, which could have a material adverse effect on our business, financial condition and results of operations.

If our technologies conflict with the proprietary rights of others, we may incur substantial costs as a result of litigation or other proceedings and we could face substantial monetary damages and be precluded from commercializing our products, which would materially harm our business and financial condition.

Patents in the thermal management solutions industry are numerous and may, at times, conflict with one another. As a result, it is not always clear to industry participants, including us, which patents cover the multitude of product types. Ultimately, the courts must determine the scope of coverage afforded by a patent and the courts do not always arrive at uniform conclusions.

A patent owner may claim that we are making, using, selling or offering for sale an invention covered by the owner’s patents and may go to court to stop us from engaging in such activities. Such litigation is not uncommon in our industry.

Patent lawsuits can be expensive and would consume time and other resources. There is a risk that a court would decide that we are infringing a third party’s patents and would order us to stop the activities covered by the patents, including the commercialization of our products. In addition, there is a risk that we would have to pay the other party damages for having violated the other party’s patents (which damages may be increased, as well as attorneys’ fees ordered paid, if infringement is found to be willful), or that we will be required to obtain a license from the other party in order to continue to commercialize the affected products, or to design our products in a manner that does not infringe a valid patent. We may not prevail in any legal action, and a required license under the patent may not be available on acceptable terms or at all, requiring cessation of activities that were found to infringe a valid patent. We also may not be able to develop a non-infringing product design on commercially reasonable terms, or at all.

If we fail to maintain effective internal controls over financial reporting, the value of the company and the price of our common stock may be adversely affected.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds. Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and the standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. If we cannot assess our internal control over financial reporting as effective, investor confidence and share value may be negatively impacted.

In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting, or disclosure of our independent registered public accounting firm’s report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the value of the Company and on the trading price of our common stock, if it ever become traded.

Our directors and officers may be exposed to liability.

We do not currently maintain directors and officers liability insurance, also known as “D&O Insurance.” However, we plan to obtain D&O Insurance for our directors and officers in the near future.

We may become subject to liabilities related to risks inherent in working with hazardous materials.

Our development and manufacturing processes involve the controlled use of hazardous materials, such as acetone. We are subject to federal, provincial and local laws and EPA regulations governing the use, manufacture, storage, handling and disposal of such materials and certain waste products. Although we believe that our safety procedures for handling and disposing of such materials comply with the standards prescribed by such laws and regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result and any such liability could exceed our resources. We are not specifically insured with respect to this liability. Although we believe that we are in compliance in all material respects with applicable environmental laws and regulations and currently do not expect to make material capital expenditures for environmental control facilities in the near-term, if we fail to comply with these regulations substantial fines could be imposed on us and we could be required to suspend production, alter manufacturing processes or cease operations. In addition, there can be no assurance that we will not be required to incur significant costs to comply with environmental laws and regulations in the future, or that our operations, business or assets will not be materially adversely affected by current or future environmental laws or regulations.

Future adverse regulations could affect the viability of the business.

As a small generator of hazardous substances, we are subject to local governmental regulations relating to the storage, discharge, handling, emission, generation, manufacture and disposal of toxic or other hazardous substances, such as acetone that is used in very small quantities to manufacture our products. We are currently in compliance with these regulations. However, there can be no assurance that future regulations might not change or raise the compliance standards, of which the Company may become in violate or for which we may incur substantial costs to comply.

In most cases, as far as we are aware, there are no current regulations elsewhere in the world that prevent or prohibit the sale of the Company’s products. However, there is no assurance that any regulations will not be enacted in the future to require the Company’s products or production materials to be subject to test for toxicity or other health effects before they can be sold or used in the production process, if such regulations are enacted in the future, the Company’s business could be adversely affected because of the requirement for expensive and time-consuming tests or other regulatory compliance. There can be no assurance that future regulations might not severely limit or even prevent the sale of the Company’s products in major markets, in which case the Company’s financial prospects might be severely limited, causing investors to lose some or all of their investment.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses and will divert time and attention away from revenue generating activities.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities, which could have an adverse effect on our business.

We may not obtain U.S. Government contracts to further develop our technology.

We can give no assurances that we will be successful in obtaining government contracts. The process of applying for government contracts is lengthy, and we cannot be certain that we will be successful in complying with all requirements throughout such application process. Accordingly, we cannot be certain that we will be awarded any U.S. Government contracts utilizing our carbon fiber based solutions.

Downturns in general economic conditions could adversely affect our profitability.

Downturns in general economic conditions can cause fluctuations in demand for our products, product prices, volumes and gross margins. Future economic conditions may not be favorable to our industry. A decline in the demand for our products or a shift to lower-margin products due to deteriorating economic conditions could adversely affect sales of our products and our profitability and could also result in impairments of certain of our assets.

Furthermore, any uncertainty in economic conditions may result in a slowdown to the global economy that could affect our business by reducing the prices that our customers may be able or willing to pay for our products or by reducing the demand for our products.

An increase in the cost of raw materials or electricity might affect our profits.

Any increase in the prices of our raw materials or energy might affect the overall cost of our products. If we are not able to raise our prices to pass on increased costs to our customers, we would be unable to maintain our existing profit margins. Our major cost components include items such as production materials and electricity, which items are normally readily available industrial commodities. During our history as a business, we have not seen any material impact (as defined by GAAP) on our cost structure from fluctuations in raw material or energy costs, but this could change in the future.

Our results of operations could deteriorate if our manufacturing operations were substantially disrupted for an extended period.

Our manufacturing operations are subject to disruption due to extreme weather conditions, floods and similar events, major industrial accidents, strikes and lockouts, adoption of new laws or regulations, changes in interpretations of existing laws or regulations or changes in governmental enforcement policies, civil disruption, riots, terrorist attacks, war, and other events. We cannot assure you that no such events will occur. If such an event occurs, it could have a material adverse effect on us.

Risks Related to Our Common Stock

Although the Company intends to apply to quote its common stock on the OTC Markets, there currently is no trading market for the Company’s common stock and the Company’s common stock does not have a trading symbol.

There is currently no trading market for our common stock. We intend to quote our common stock on the OTC Markets. However, an active trading market for our common stock may not develop or may not be sustained after we quote our common stock on the OTC Markets. The lack of an active market may make it more difficult for stockholders to sell our shares and could lead to our share price being depressed or volatile.

We cannot predict the prices at which our common stock may trade after succeeding in quoting it on the OTC Markets. The market price of our common stock may fluctuate widely, depending on many factors, some of which may be beyond our control, including:

•	actual or anticipated fluctuations in our operating results due to factors related to our business;

•	success or failure of our business strategies;

•	our quarterly or annual earnings, or those of other companies in our industry;

•	our ability to obtain financing as needed;

•	announcements by us or our competitors of significant acquisitions or dispositions;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	changes in earnings estimates by securities analysts or our ability to meet those estimates;

•	the operating and stock price performance of other comparable companies;

•	investor perception of our company and the magazine publishing industry;

•	overall market fluctuations;

•	results from any material litigation or government investigation;

•	changes in laws and regulations (including tax laws and regulations) affecting our business;

•	changes in capital gains taxes and taxes on dividends affecting stockholders; and

•	general economic conditions and other external factors.

If the Company successfully quotes its common stock on the OTC Markets, our common stock may be subject to the “penny stock” rules of the Securities and Exchange Commission, which may make it more difficult for stockholders to sell our common stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of the Company’s common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We may not be able to attract the attention of brokerage firms because we became a public company by means of a reverse acquisition.

Because we became public through a “reverse acquisition,” securities analysts of brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

If we become publicly traded, shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of our common stock.

Holders of a significant number of our common stock and/or their designees may become eligible to sell our shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 (“Rule 144”), promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain limitations. In general, pursuant to Rule 144, a non-affiliate stockholder (or stockholders whose shares are aggregated) who has satisfied a six-month holding period, and provided that there is current public information available, may sell all of its securities. Rule 144 also permits the sale of securities, without any limitations, by a non-affiliate that has satisfied a one-year holding period. Any substantial sale of common stock pursuant to any resale prospectus or Rule 144 may have an adverse effect on the market price of our common stock by creating an excessive supply.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for the Company to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or retain listing of its common stock.

The Company may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. The Company may have difficulty attracting and retaining directors with the requisite qualifications. If the Company is unable to attract and retain qualified officers and directors, the management of its business and its ability to obtain or retain listing of our shares of common stock on any stock exchange (assuming the Company elects to seek and are successful in obtaining such listing) could be adversely affected.

If the Company fails to maintain an effective system of internal controls, it may not be able to accurately report its financial results or detect fraud. Consequently, investors could lose confidence in the Company’s financial reporting and, if we become publicly traded, this may decrease the trading price of our stock.

The Company must maintain effective internal controls to provide reliable financial reports and detect fraud. The Company has been assessing its internal controls to identify areas that need improvement. It is in the process of implementing changes to internal controls, but has not yet completed implementing these changes. Failure to implement these changes to the Company’s internal controls or any others that it identifies as necessary to maintain an effective system of internal controls could harm its operating results and cause investors to lose confidence in the Company’s reported financial information. If we become publicly traded, any such loss of confidence would have a negative effect on the trading price of the Company’s stock.

Voting power of our shareholders is highly concentrated by insiders.

Our officers and directors and affiliates will on a pro forma basis beneficially own 54.96% of our outstanding common stock after the reverse acquisition. Such concentrated control of the Company may adversely affect the value of our common stock. If you acquire our common stock, you may have no effective voice in our management. Sales by our insiders or affiliates, along with any other market transactions, could affect the value of our common stock.

We do not intend to pay dividends for the foreseeable future.

We have paid no dividends on our common stock to date and it is not anticipated that any dividends will be paid to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, it is currently anticipated that any earnings will be retained to finance our future expansion and for the implementation of our business plan. As an investor, you should take note of the fact that a lack of a dividend can further affect the market value of our stock, and could significantly affect the value of any investment in our Company.

You may experience dilution of your ownership interests because of the future issuance of additional common stock.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our shareholders. We may also issue additional shares of our securities that are convertible into or exercisable for common stock, as the case may be, in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares may create downward pressure on the value of our securities. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which our shares may be valued or, if we become publicly traded, are trading in a public market.

If we become publicly traded and become an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward looking statements will not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Compliance with the reporting requirements of federal securities laws can be expensive.

As a public reporting company in the United States, we are subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports as well as other information with the SEC and furnishing audited reports to shareholders is significant.

FORWARD-LOOKING STATEMENTS

Statements in this current report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this report, including the risks described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to:

•	our ability to raise funds for general corporate purposes and operations, including our clinical trials;

•	the commercial feasibility and success of our technology;

•	our ability to recruit qualified management and technical personnel;

•	the success of our clinical trials;

•	our ability to obtain and maintain required regulatory approvals for our products; and

•	the other factors discussed in the “Risk Factors” section and elsewhere in this report.

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis of the results of operations and financial condition of KULR for the three months ended March 31, 2017 and 2016 and for the years ended December 31, 2016 and 2015 should be read in conjunction with KULR’s financial statements and the notes to those financial statements that are included as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K. References in this Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) to “us,” “we,” “our,” and similar terms refer to KULR. This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

Overview

We are primarily focused on commercializing our thermal management technologies in the high value, high-performance consumer electronic and energy storage applications. We own proprietary carbon fiber based (Carbon Fiber Velvet or “CFV”) thermal management solutions that we believe are more effective at storing, conducting, and dissipating waste heat generated by an electronic system’s internal components (i.e. semiconductor, integrated circuits “chips”) in comparison to traditional materials, such as copper and aluminum.

Our technologies can be applied inside a wide array of electronic applications, such as mobile devices, cloud computing, virtual reality platforms, satellites, internet of things, drones, and connected cars.

In addition to thermal management of electronic systems, we have developed a highly effective, passive energy storage solution for lithium ion batteries that has been tested and endorsed by the National Aeronautics and Space Administration (“NASA”).

Results of Operations

The following table presents selected items in our statements of operations for the three months ended March 31, 2017 and 2016 and for the years ended December 31, 2016 and 2015:

	For The Three Months Ended		For The Years Ended
	March 31,		December 31,
	2017	2016	2016	2015
	(unaudited)	(unaudited)
Selected Statement of Operations Data:

Revenues	$-	$3,300	$6,900	$3,300
Cost of revenues	-	2,583	7,749	2,583
Gross Profit (Loss)	-	717	(849)	717
Operating Expenses:
Research and development	13,180	-	29,404	3,640
Research and development - related party	131,115	109,379	395,322	379,481
General and administrative	81,744	90,296	398,130	291,473
Total Operating Expenses	226,039	199,675	822,856	674,594
Loss From Operations	(226,039)	(198,958)	(823,705)	(673,877)
Total Other (Expense) Income	(1,585)	5	2,177	114
Income tax expense	200	200	800	800
Net Loss	$(227,824)	$(199,153)	$(822,328)	$(674,563)

Revenues

Revenues consisted of sales of our CFV thermal management solution.

For the three months ended March 31, 2017, we did not generate any revenue. For the three months ended March 31, 2016, we generated $3,300 of revenues.

For the year ended December 31, 2016, we generated revenues of $6,900, an increase of $3,600, or 109%, as compared to $3,300 in 2015.

Cost of Revenues

Cost of revenues consisted of the cost of our CFV thermal management solution.

For the three months ended March 31, 2017, there were no cost of revenues. For the three months ended March 31, 2016, cost of revenues was $2,583.

For the year ended December 31, 2016, cost of revenues was $7,749, an increase of $5,166, or 200%, as compared to $2,583 in 2015.

Research and Development

Research and development includes expenses incurred in connection with the research and development of our CFV thermal management solution. Research and development expenses are expensed as they are incurred.

For the three months ended March 31, 2017, research and development expenses increased to $13,180 from $0 in the comparable 2016 period. The increase is primarily attributable to $12,500 included in the three months ended March 31, 2017 associated with a research consulting agreement which commenced in June 2016.

For the year ended December 31, 2016, research and development expenses increased by $25,764, or 708%, to $29,404 from $3,640 for the year ended December 31, 2015. The increase is primarily attributable to $27,083 included in 2016 associated with a research consulting agreement which commenced in June 2016.

We expect that our research and development expenses will continue to increase.

Research and Development – Related Parties

Research and development – related parties includes expenses associated with the development of our CFV thermal management solutions provided by ESLI and our Chief Technology Officer. Research and development – related parties expenses are expensed as they are incurred.

For the three months ended March 31, 2017, research and development – related parties increased by $21,736, or 20%, to $131,115 from $109,379 in the comparable 2016 period. The increase is due to an increase in the amount of work provided by ESLI during the 2017 period.

For the year ended December 31, 2016, research and development – related parties increased by $15,841, or 4%, to $395,322 from $379,481 for the year ended December 31, 2015. The increase is due to a slight increase in the amount of work provided by ESLI during 2016.

General and Administrative

General and administrative expenses consist primarily of our Chief Executive Officer’s (“CEO”) salary, payroll taxes and other benefits, legal and professional fees, stock-based compensation, marketing, travel, rent and office expenses.

For the three months ended March 31, 2017, general and administrative expenses decreased by $8,552, or 9%, to $81,744 from $90,296 in the comparable 2016 period. The decrease was primarily attributable to approximately $20,000 of additional costs in the three months ended March 31, 2016 associated with travel and marketing and approximately $13,000 of additional rent expense in the three months ended March 31, 2016 due to the termination of our lease, partially offset by approximately $19,000 of additional legal and professional fees during the 2017 period associated with the preparation and audit of our financial statements and other corporate legal matters as well as approximately $5,000 of additional non-cash stock-based compensation expense related to non-employees.

For the year ended December 31, 2016, general and administrative expenses increased by $106,657, or 37%, to $398,130 from $291,473 for the year ended December 31, 2015. The increase was primarily attributable to approximately $52,000 of additional legal and professional fees during 2016 associated with the preparation and audit of our financial statements and other corporate legal matters, approximately $25,000 of costs associated with marketing the business (including travel, marketing, meals and entertainment) and approximately $22,000 of office repairs and maintenance expense in 2016.

Interest Income

Interest income consists of income generated from our loan receivable from our CEO as well as interest earned from our savings bank account.

For the three months ended March 31, 2017, interest income increased by $729 to $734 from $5 in the comparable 2016 period. The increase was primarily attributable to interest generated from our loan receivable from our CEO.

For the year ended December 31, 2016, interest income increased by $2,063 to $2,177 from $114 for the year ended December 31, 2015. The increase was primarily attributable to interest generated from our loan receivable from our CEO.

Interest Expense

Interest expense is related to our note payable to KT High-Tech.

For the three months ended March 31, 2017, interest expense was $2,319. There was no interest expense during the three months ended March 31, 2016.

There was no interest expense during the years ended December 31, 2016 or 2015.

Liquidity and Capital Resources

Operating Activities

For the three months ended March 31, 2017 and 2016, we used cash of $158,913 and $93,127, respectively, in operations. Our cash used for the three months ended March 31, 2017 was primarily attributable to our net loss of $227,824, adjusted for net non-cash expense in the aggregate amount of $12,164, partially offset by $56,747 of net cash provided by changes in the levels of operating assets and liabilities. Our cash used for the three months ended March 31, 2016 was primarily attributable to our net loss of $199,153, adjusted for net non-cash expense in the aggregate amount of $7,663, partially offset by $98,363 of net cash provided by changes in the levels of operating assets and liabilities.

For the years ended December 31, 2016 and 2015, we used cash of $594,666 and $510,590, respectively, in operations. Our cash used for the year ended December 31, 2016 was primarily attributable to our net loss of $822,328, adjusted for net non-cash expense in the aggregate amount of $36,571, partially offset by $191,091 of net cash provided by changes in the levels of operating assets and liabilities. Our cash used for the year ended December 31, 2015 was primarily attributable to our net loss of $674,563, adjusted for net non-cash expense in the aggregate amount of $30,590, partially offset by $133,383 of net cash provided by changes in the levels of operating assets and liabilities.

Investing Activities

For the three months ended March 31, 2017 and 2016, we did not have cash flows from investing activities.

Net cash used in investing activities for the year ended December 31, 2016 was $85,000 which related to a loan to our CEO. There were no cash flows from investing activities for the year ended December 31, 2015.

Financing Activities

Net cash provided by financing activities for the three months ended March 31, 2017 was $200,000 which was related to a loan we received from KT High-Tech. There were no cash flows from financing activities for the three months ended March 31, 2016.

Net cash provided by financing activities for the year ended December 31, 2016 was $550,000 which was related to the issuance of an aggregate of 1,833,334 shares of Series A1 convertible preferred stock to investors. There were no cash flows from financing activities for the year ended December 31, 2015.

Summary

As of March 31, 2017, we had a cash balance, a working capital deficiency and an accumulated deficit of $50,174, $483,283 and $2,161,634, respectively. During the three months ended March 31, 2017, we incurred a net loss of $227,824. During the years ended December 31, 2016 and 2015, we incurred net losses of $822,328 and $674,563, respectively.

Subsequent to March 31, 2017, we received an aggregate of $600,000 associated with the issuance of promissory notes to KT High-Tech. In addition, we closed on the share exchange agreement with KT High-Tech. As a result of the subsequent financing and the closing of the share exchange agreement, we believe we have sufficient cash to sustain our operations for at least a year from the date of this filing.

Recent Developments

Promissory Notes

On March 31, 2017, we issued to KT High-Tech a promissory note in the principal amount of $300,000. The note carries an interest rate equal to 8% per annum and accrued interest and principal are due and payable on March 31, 2018. We received $200,000 during the three months ended March 31, 2017 and the remaining $100,000 on April 25, 2017.

On June 8, 2017, we issued to KT High-Tech a promissory note in the principal amount of $500,000 (paid in cash immediately). The note carries an interest rate equal to 8% per annum and accrued interest and principal are due and payable on March 31, 2018.

Share Exchange Agreement

On June 19, 2017 (the “Closing Date”), KT High-Tech closed a share exchange agreement (the “Share Exchange Agreement”) with KULR and 100% of the shareholders of KULR (the “KULR Shareholders”) whereby KULR Shareholders, holding all of the 25,000,000 common stock or common stock equivalents issued and outstanding of KULR, transferred those shares of KULR to KT High-Tech in exchange for an aggregate of 50,000,000 newly issued shares of common stock, par value $0.0001 per share, of KT High-Tech (the “KT High-Tech Common Stock”). The aggregate of 50,000,000 newly issued KT High-Tech Common Stock represents approximately 64.57% of the outstanding shares of common stock of KT High-Tech following the Closing Date. Upon the closing of the Share Exchange Agreement, KULR became a wholly owned subsidiary of KT High-Tech. Accordingly, KT High-Tech, through its subsidiary KULR, will primarily focus its operations on KULR’s thermal management business. In addition, KT High-Tech plans to continue to develop opportunities in marketing and distributing products targeted at the internet of things (IoT), mobile and energy storage industries.

Critical Accounting Policies

Use of Estimates

Preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the financial statements. Our significant estimates used in these financial statements include, but are not limited to, stock-based compensation, the collectability of receivables, inventory valuations, the recoverability and useful lives of long-lived assets and the valuation allowance related to our deferred tax assets. Certain of our estimates could be affected by external conditions, including those unique to us and general economic conditions. It is reasonably possible that these external factors could have an effect on our estimates and could cause actual results to differ from those estimates.

Inventory

Inventory is comprised of CFV thermal management solutions which are available for sale. Inventories are stated at the lower of cost and net realizable value. Cost is determined by the first-in, first-out method. Inventory that is sold to third parties is included within cost of sales and inventory that is given as samples is included within operating expenses. We periodically review for slow-moving, excess or obsolete inventories. Products that are determined to be obsolete, if any, are written down to net realizable value. As of December 31, 2016 and 2015, our inventory was comprised solely of finished goods.

Convertible Instruments

We evaluate our convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with Topic 815 of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification (“ASC”). The accounting treatment of derivative financial instruments requires that we record embedded conversion options and any related freestanding instruments at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. We reassess the classification of our derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. Embedded conversion options and any related freestanding instruments are recorded as a discount to the host instrument.

Fair Value of Financial Instruments

We measure the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of our financial instruments, such as cash, accounts receivable and accrued expenses and other current liabilities approximate fair values due to the short-term nature of these instruments. The carrying amounts of our short–term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates, are comparable to rates of returns for instruments of similar credit risk.

Revenue Recognition

We recognize revenue when it is realized or realizable and earned. We consider revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. Sales are recognized upon shipment to the customer, free on board shipping point, or the point of customer acceptance.

During the years ended December 31, 2016 and 2015, we recognized $6,900 and $3,300, respectively, of revenue related to the sale of CFV thermal management solutions.

Stock-Based Compensation

We measure the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. The fair value of our restricted equity instruments was estimated by management based on observations of the cash sales prices of both restricted shares and freely tradable shares. Awards granted to directors are treated on the same basis as awards granted to employees. Upon the exercise of an option or warrant, we issue new shares of common stock out of our authorized shares.

Income Taxes

We recognize deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

We utilize a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in our financial statements as of December 31, 2016 and 2015. We do not expect any significant changes in our unrecognized tax benefits within twelve months of the reporting date.

Our policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the consolidated statements of operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

Recently Issued Accounting Standards

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers,” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 - Revenue Recognition and most industry-specific guidance throughout the ASC. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application. To allow entities additional time to implement systems, gather data and resolve implementation questions, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, in August 2015, to defer the effective date of ASU No. 2014-09 for one year, which is fiscal years beginning after December 15, 2017. We are currently evaluating the impact that the of adoption of this standard will have on our financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 explicitly requires management to evaluate, at each annual or interim reporting period, whether there are conditions or events that exist which raise substantial doubt about an entity’s ability to continue as a going concern and to provide related disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and annual and interim periods thereafter, with early adoption permitted. We adopted this standard effective January 1, 2015 and its adoption did not have a material impact on our financial statements.

In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” (“ASU 2015-11”). ASU 2015-11 amends the existing guidance to require that inventory should be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using last-in, first-out or the retail inventory method. For public business entities, ASU 2015-11 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, ASU 2015-11 is effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. ASU 2015-11 should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. We adopted this standard effective January 1, 2015 and its adoption did not have a material impact on our financial statements.

In November 2015, the FASB issued ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes”, or ASU 2015-17. The FASB issued ASU 2015-17 as part of its ongoing Simplification Initiative, with the objective of reducing complexity in accounting standards. The amendments in ASU 2015-17 require entities that present a classified balance sheet to classify all deferred tax liabilities and assets as a noncurrent amount. This guidance does not change the offsetting requirements for deferred tax liabilities and assets, which results in the presentation of one amount on the balance sheet. Additionally, the amendments in ASU 2015-17 align the deferred income tax presentation with the requirements in International Accounting Standards (IAS) 1, Presentation of Financial Statements.  The amendments in ASU 2015-17 are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company does not anticipate that the adoption of this standard will have a material impact on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (“ASU 2016-02”), which amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU 2016-02 will be effective beginning in the first quarter of 2019. Early adoption of ASU 2016-02 is permitted. The new standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. We are currently evaluating the impact that the of adoption of this standard will have on our financial statements.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)” (“ASU 2016-09”). ASU 2016-09 requires an entity to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, with early adoption permitted. We adopted this standard effective January 1, 2015 and its adoption did not have a material impact on our financial statements.

In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing” (“ASU 2016-10”). The amendments in this update clarify the following two aspects to Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. The entity first identifies the promised goods or services in the contract and reduces the cost and complexity. An entity evaluates whether promised goods and services are distinct. Topic 606 includes implementation guidance on determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). ASU 2016-10 is effective for fiscal years beginning after December 15, 2017, including interim reporting periods within that reporting period. We are currently evaluating the impact that the of adoption of this standard will have on our financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The new standard will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The new standard is effective for fiscal years beginning after December 15, 2017. The Company will require adoption on a retrospective basis unless it is impracticable to apply, in which case the Company would be required to apply the amendments prospectively as of the earliest date practicable. We are currently evaluating the impact that the of adoption of this standard will have on our financial statements.

In October 2016, the FASB issued ASU No. 2016-17, “Consolidation (Topic 810) – Interests Held through Related Parties That Are under Common Control” (“ASU 2016-17”). ASU 2016-17 requires, when assessing which party is the primary beneficiary in a VIE, that the decision maker considers interests held by entities under common control on a proportionate basis instead of treating those interests as if they were that of the decision maker itself, as current GAAP requires. The ASU is effective for annual periods, and interim periods therein, beginning after December 15, 2016. Early application is permitted in any interim or annual period. We adopted this standard effective January 1, 2015 and its adoption did not have a material impact on our financial statements.

In May 2017, the FASB issued ASU 2017-09, "Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting" ("ASU 2017-09"), which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. The standard is effective for annual periods beginning after December 15, 2017, with early adoption permitted, including adoption in any interim period for which financial statements have not yet been issued. We do not expect the adoption of ASU 2017-07 will have a material impact on our financial statements.

Item 3. Properties.

Our principal executive office is located 14440 Big Basin Way, #12, Saratoga, CA 95070, and the telephone number at such address is 408-663-5247. KULR’s corporate headquarter is located at 1999 S. Bascom Ave., Suite 700, Campbell, CA 95008, and the telephone number at such address is 408-675-7002.

Item 4.  Security Ownership of Certain Beneficial Owner and Management.

The following table sets forth certain information, as of the date of filing of this report, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

The address for each Beneficial Owner named is the address of the Company’s principal executive office.

Name of Beneficial Owner	Number of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (1)
Directors and Officers:
Michael Mo(2)	26,450,000	34.16%
Dr. Timothy Knowles	15,600,000	20.14%
George Henschke	10,000	*
Michael Carpenter	500,000	*

All directors and executive officers as a group (4 persons)	42,560,000	54.96%

*less than 1%

(1)	Based on 77,440,000 shares issued and outstanding.
(2)	Consists of: 20,000,000 shares held directly by Mr. Mo; 2,525,000 shares held by Mr. Mo’s son Alexander Mo; 2,525,000 shares held by Mr. Mo’s son Brandon Mo; and 1,400,000 shares held jointly by Mr. Mo and his spouse, Linda Mo.

Item 5. Directors and Executive Officers.

Below are the names and certain information regarding the Company’s executive officers and directors following the acquisition of KULR:

Name	Age	Position
Michael Mo	46	Chairman of the Board and Chief Executive Officer
Dr. Timothy Knowles	70	Director, Chief Technical Officer and Secretary
George Henschke	55	Treasurer and Interim Principal Financial Officer
Michael Carpenter	53	Vice President of Engineering

Michael Mo, CEO and Director of the Company, is a technology entrepreneur and successful investor with over 20 years of experience in technology management, product development and marketing. In 2013, he co-founded KULR and has been serving as its CEO since then. From 2007 to 2015, Mr. Mo served as Senior Director of Business Development at Amlogic, Inc., a California high-tech company. In 2005, Mr. Mo founded Sympeer Technology and served as its CEO until 2008. In 1998, he founded Wish Solutions, and served as its CEO until 2001. Mr. Mo received his Master of Science in Electrical Engineering from the University of California at Santa Barbara in 1995.

Timothy R. Knowles, CTO and Director of the Company, has over 30 Years of Thermal Management R&D and product development experience for the most challenging space and industrial applications. He conducted research and built building products for various space and industrial customers such as NASA, Boeing, Raytheon, Jet Propulsion Lab, and others. Since 1983, Dr. Knowles has been working as President at ELSI. In addition, in 2013, Dr. Knowles co-founded KULR and has been serving as it CTO since then. From 1977 to 1983, he was a postdoctoral research physicist at Hamburg University. Mr. Knowles received Ph.D. in Physics from University of California San Diego in 1977 and B.S. in Physics from University of Southern California in 1969.

George E. Henschke serves as Treasurer and Interim Principal Financial Officer of the Company. From January 2009 to June 2017, Mr. Henschke served as Controller of Energy Science Laboratories, Inc. and from 1997 to 2003, he served as its Chief Financial Officer, Vice President of Finance and Director. Mr. Henschke has also served as Vice President of Administration of Space Micro, Inc. and as Analytic Science Manager of Fair Isaac Corporation (now FICO). Mr. Henschke received his B.S. in Mechanical & Aerospace Engineering from Princeton University in 1984.

Michael G. Carpenter serves as KULR’s Vice President of Engineering. Mr. Carpenter has been employed by ESLI since December 1983, serving as Director of the PCM Heatsink Group, Quality Manager, Facility Security Officer (FSO) in the Defense Industrial Security Program from 1988 to 1995. He also has been served as Safety Officer since he joined ESLI in 1983. Mr. Carpenter received his B.S. in Applied Mechanics from the University of California, San Diego in 1983.

The Company’s directors are elected at the annual meeting of shareholders to hold office until the annual meeting of shareholders for the ensuing year or until their successors have been duly elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors (“Board”) is primarily responsible for overseeing our risk management processes on behalf of the Company.  The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. In addition, the Board focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the Board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have not adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions because of the small number of persons involved in the management of the Company.

Item 6.  Executive Compensation.

The following table sets forth all compensation paid in respect of the Company’s principal executive officer (“PEO”) and the two (2) most highly compensated executive officers other than the PEO who received compensation in excess of $100,000 per year for 2016 and 2015.

Summary Compensation Table

Name and				Stock	Option	All Other
Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Total
Michael Mo	2016	$78,000	$-	$-	$-	$-	$78,000
Chief Executive Officer	2015	$78,000	$-	$-	$-	$-	$78,000
Timothy Knowles (1)	2016	$78,000	$-	$-	$-	$-	$78,000
Chief Technical Officer	2015	$78,000	$-	$-	$-	$-	$78,000

(1)	Dr. Timothy Knowles, co-founder and Chief Technology Officer of KULR and newly-appointed Chief Technology Officer of the Company, through Energy Science Laboratories, Inc., an entity owned and managed by Dr. Knowles, is party to a license and development agreement and consulting agreement with KULR pursuant to which Dr. Knowles received direct and indirect compensation. See section entitled “Certain Relationships and Related Transactions.”

Outstanding Equity Awards at Fiscal Year-End

The Company had no outstanding equity awards or equity compensation plan as of June 19, 2017.

Director Compensation

No director of the Company received any compensation for services as director during its last fiscal year..

Risk Management

The Company does not believe risks arising from its compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

Currently, the Board of Directors does not have any standing audit, nominating or compensation committees, or committees performing similar functions. The directors collectively perform the duties of an audit committee and nominating committee, which prior to the Acquisition were performed by the Company’s sole Director.

Item 7.  Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

During the 2013 fiscal year, KULR issued 10,000,000 founder shares of its common stock to Michael Mo of which 3,333,334 shares were subsequently surrendered for cancellation and 6,666,666 were subsequently gifted to various friends and family, including 500,000 to his mother, Baoci Mo, 250,000 to his sister, Mary Mo, and 1,000,000 shares each to his sons, Brandon Mo and Alexander Mo. In connection with the Share Exchange all 6,666,666 shares were exchange for 13,333,332 shares of Company Common Stock.

During the 2013 fiscal year, KULR issued 10,000,000 founder shares of its common stock to Timothy Knowles of which 2,200,000 were subsequently gifted to various friends and family. In connection with the Share Exchange all 10,000,000 shares were exchange for 20,000,000 shares of Company Common Stock.

On April 15, 2013, KULR entered into a license and development agreement with Energy Science Laboratories, Inc., pursuant to which ESLI agreed to license its existing thermal technologies to KULR in exchange for a significant stake in KULR. On the same date, KULR also entered into a consulting agreement with ESLI, pursuant to which ESLI agreed to perform consulting services for KULR and KULR agreed to pay ESLI for such services at a rate as agreed by the parties from time to time. In addition, on November 10, 2016, ESLI executed a patent assignment agreement to assign certain patents to KULR. Dr. Timothy R. Knowles, the Company’s Chief Technical Officer, Secretary and member of the Company’s Board of Directors, is the President and majority owner of ESLI. Pursuant to the Consulting Agreement, KULR paid ESLI an aggregate of $301,481 in the fiscal year 2015; $317,322 in the fiscal year 2016; and $111,615 in the quarter ended March 31, 2017.

The foregoing description of the agreements between KULR and ESLI are not complete and each of them is qualified in its entirety by reference to the license and development agreement, the license and development agreement and the patent assignment agreement, which are filed as exhibits to this report.

During the 2014 fiscal year, KULR issued and sold 5,000,000 shares of its Series A Preferred Stock to nine investors and received gross proceeds of $1,000,000. Our Chief Executive Officer, Michael Mo, and his spouse, Linda Mo, jointly invested $140,000 and his sons, Brandon Mo and Alexander Mo, invested $50,000 each for the purchase of an aggregate of 1,200,000 shares of KULR’s Series A Preferred Stock, which shares were subsequently converted into common stock of KULR and exchanged for an aggregate of 2,400,000 shares of Company Common Stock in connection with the Share Exchange.

During the 2016 fiscal year, KULR issued and sold 1,333,334 shares of its Series A1 Preferred Stock to two investors and received gross proceeds of $400,000. Our Chief Executive Officer’s sister, Mary Mo, invested $100,000 for the purchase of 333,334 shares of KULR’s Series A1 Preferred Stock, which shares were subsequently converted into common stock of KULR and exchanged for an aggregate of 666,668 shares of Company Common Stock in connection with the Share Exchange.

Director Independence

None of our directors is independent as that term is defined under the Nasdaq Marketplace Rules.

Item 8.  Legal Proceedings

We are not party to any legal proceedings.

Item 9.  Market Price of and Dividends on Common Equity and Related Stockholder Matters

The Company’s common stock is not traded or quoted on any exchange or quotation system. The Company plans to apply for a trading symbol. However, no assurances can be made that it will successfully obtain a trading symbol or that, if obtained, there will be active trading of the Company’s common stock.

Our transfer agent is Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760.

As of June 19, 2017, there were approximately 110 holders of record of the Company’s common stock.

As of June 19, 2017, there were: (i) 0 shares of common stock subject to outstanding warrants to purchase, or securities convertible into, common stock; (ii) 0 shares of common stock can be sold pursuant to Rule 144 under the Securities Act; (iii) 3,000,000 shares of common stock were publicly offered by the Company; and (iv) 800,000 share of common stock subject to public resale by certain shareholders of the Company.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

As of the date of the filing of this report, the Company does not have any equity compensation plan.

Item 10.  Recent Sales of Unregistered Securities

During the 2013 fiscal year, KULR issued 10,000,000 shares of its common stock to Michael Mo of which 3,333,334 shares were subsequently surrendered for cancellation and 6,666,666 were subsequently gifted to various friends and family, including 500,000 to his mother, Baoci Mo, 250,000 to his sister, Mary Mo, and 1,000,000 shares each to his sons, Brandon Mo and Alexander Mo. In connection with the Share Exchange all 6,666,666 shares were exchange for 13,333,332 shares of Company Common Stock.

During the 2013 fiscal year, KULR issued 10,000,000 shares of its common stock to Timothy Knowles of which 2,200,000 were subsequently gifted to various friends and family. In connection with the Share Exchange all 10,000,000 shares were exchange for 20,000,000 shares of Company Common Stock.

During the 2014 fiscal year, KULR issued 1,500,000 shares of its common stock to three consultants. In connection with the Share Exchange all 1,500,000 shares were exchange for 3,000,000 shares of Company Common Stock.

During the 2014 fiscal year, KULR issued and sold 5,000,000 shares of its Series A Preferred Stock to nine investors and received gross proceeds of $1,000,000. Our Chief Executive Officer, Michael Mo, and his spouse, Linda Mo, jointly invested $140,000 and his sons, Brandon Mo and Alexander Mo, invested $50,000 each for the purchase of an aggregate of 1,200,000 shares of KULR’s Series A Preferred Stock. Subsequently all 5,000,000 shares of KULR’s Series A Preferred Stock were converted into 5,000,000 of its common stock. In connection with the Share Exchange all 5,000,000 shares were exchange for 10,000,000 shares of Company Common Stock.

During the 2016 fiscal year, KULR issued and sold 1,333,334 shares of its Series A1 Preferred Stock to two investors and received gross proceeds of $400,000. Our Chief Executive Officer’s sister, Mary Mo, invested $100,000 for the purchase of 333,334 shares of KULR’s Series A1 Preferred Stock. Subsequently all 1,333,334 shares of KULR’s Series A1 Preferred Stock were converted into 1,333,334 of its common stock. In connection with the Share Exchange all 1,333,334 shares were exchange for 2,666,668 shares of Company Common Stock.

During the 2016 fiscal year, KULR issued 500,000 shares of its Series A1 Preferred Stock to one consultant in lieu of cash payment for services rendered in aggregate value of $150,000. Subsequently all 500,000 shares of KULR’s Series A1 Preferred Stock were converted into 500,000 of its common stock. In connection with the Share Exchange all 500,000 shares were exchange for 1,000,000 shares of Company Common Stock.

The transactions described above were exempt from securities registration provided by Section 4(a)(2) of the Securities Act and or Rule 506 as promulgated under the Securities Act for transactions not involving a public offering.

Item 11.  Description of Registrant’s Securities to be Registered.

General

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 77,440,000 shares are outstanding as of the date of this report. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which 1,000,000 are designated Series A Voting Preferred Stock and no shares of Series A Voting Preferred Stock were outstanding as of the date of this report.

Common Stock

Holders of shares of our common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

As of the date of this report, we had no shares of Series A Voting Preferred Stock issued and outstanding. The Series A Voting Preferred Stock are not convertible into any series or class of stock of the Company. In addition, holders of the Series A Voting Preferred Stock shall not be entitled to receive dividends, nor shall them have right to distribution from the assets of the Company in the event of any liquidation, dissolution, or winding up of the Company.

Each record holder of Series A Voting Preferred Stock have the right to vote on any matter with holders of the Company’s common stock and other securities entitled to vote, if any, voting together as one (1) class. Each record holder of Series A Voting Preferred Stock has that number of votes equal to one-hundred (100) votes per share of Series A Voting Preferred Stock held by such holder.

The record holders of the Series A Voting Preferred Stock are entitled to the same notice of any regular or special meeting of the shareholders as may or shall be given to holders of common stock entitled to vote at such meetings. No corporate actions requiring majority shareholder approval or consent may be submitted to a vote of common stock which in any way precludes the Series A Voting Preferred Stock from exercising its voting or consent rights as though it is or was a common stock holder.

For purposes of determining a quorum for any regular or special meeting of the shareholders, the voting rights of all outstanding shares of Series A Voting Preferred Stock shall be included with all shares of common stock represented at and entitled to vote at such meetings.

Item 12.  Indemnification of Directors and Officers

Delaware law authorizes a corporation to limit or eliminate the personal liability of its directors for monetary damages for breach of a director's fiduciary duty of care. Delaware law further enables corporations to limit available relief to equitable remedies such as injunction or rescission. Absent the limitations authorized by Delaware law, directors are accountable for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. The Company’s Bylaws limit the liability of its officers, directors, employees and agents to the fullest extent permitted by Delaware law. Accordingly, the Company's officers, directors, employees and agents will not be personally liable to the Company or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability for breach of the duty of loyalty, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware or for any transaction in which a director has derived an improper personal benefit.

The Company’s Certificate of Formation requires it to indemnify to the fullest extent permitted by Delaware law such person who is or was a director, officer, employee or agent of the Company, or is serving as a director, officer, employee or agent of another enterprise at the Company's request (each a “Person” and collectively the “Persons”). In case of a suit by or in the right of the Company against a Person, the Company shall indemnify such Person for expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of the suit if he is successful on the merits or otherwise, or he acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the Company unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. In case of a suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Company against a Person by reason of his holding a position as a director, officer, employee or agent of the Company, the Company shall indemnify him for amounts actually and reasonably incurred by him in connection with the defense or settlement of the suit as expenses (including attorneys' fees), amounts paid in settlement, judgments, and fines if he is successful on the merits or otherwise, or he acted in good faith in the transaction which is the subject of the non-derivative suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and , with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful.

Item 13.  Financial Statements and Supplementary Data

KTHT filed a Form 10-K for fiscal year end 2016 on March 30, 2017, which is incorporated herein by reference.

The financial statements of KULR are included as Exhibits 99.1 and 99.2.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Exhibits.

See Item 9.01 of this Current Report on Form 8-K.

Item 3.02            Unregistered Sales of Equity Securities.

See Items 1.01 and 2.01 of this Current Report on Form 8-K.

Item 4.01            Change in Registrant’s Certifying Accountant.

Effective June 19, 2017, the Board of Directors of the Company dismissed KCCW Accountancy Corp. (“KCCW”) as its independent registered accountant and engaged Chen & Fan Accountancy Corporation (“Chen & Fan”) to serve as its independent registered accounting firm. KCCW’s audit reports on the Company’s financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2016 and 2015 and during the subsequent interim period preceding the date of KCCW’s dismissal, there were (i) no disagreements with KCCW on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K). Prior to engaging Chen & Fan, the Company did not consult with Chen & Fan regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

The Company has requested KCCW to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by the Company. The Company has filed this letter as an exhibit to this report.

Item 5.01            Changes in Control of Registrant.

See Item 2.01 of this Current Report on Form 8-K.

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01 of this Current Report on Form 8-K.

Item 5.06            Change in Shell Company Status.

See Items 1.01 and 2.01 of this Current Report on Form 8-K.

Item 9.01            Financial Statements and Exhibits.

(a)  Financial statements of KULR are included as Exhibits 99.1 and 99.2.

The audited financial statements of KULR for the years ended December 31, 2016 and 2015, together with the report of Chen & Fan Accountancy Corporation with respect thereto, are included as Exhibit 99.1 and are incorporated by reference herein.

The unaudited condensed financial statements of KULR for the three months ended March 31, 2017 and 2016 are included as Exhibit 99.2 and are incorporated by reference herein.

(b) Pro forma financial information is included as Exhibit 99.3.

The unaudited pro forma condensed combined financial statements of the Company are included as Exhibit 99.3 hereto and are incorporated by reference herein.

(c) Shell Company Transactions. See (a) and (b) of this Item 9.01.

(d) Exhibits

Exhibit Number	Description
2.1	Share Exchange Agreement, dated June 8, 2017 (1)
3.1	Certificate of Incorporation of KULR Technology Corporation
3.2	Amended and Restated Certificate of Incorporation of KULR Technology Corporation
3.3	By-laws of KULR Technology Corporation
10.1	Patent Assignment Agreement, dated November 10, 2016
10.2	License and Development Agreement, dated April 15, 2013
10.3	Consulting Agreement, dated April 15, 2013
10.4	Promissory Note issued by KULR Technology Corporation, dated June 8, 2017 (1)
10.5	Promissory Note issued by KULR Technology Corporation, dated March 31, 2017 (2)
16.1	Letter from KCCW Accountancy Corp.
21.1	List of subsidiaries
99.1	Audited financial statements of KULR for the years ended December 31, 2016 and 2015
99.2	Unaudited condensed financial statements of KULR for the three months ended March 31, 2017 and 2016

99.3	Pro forma financial information

(1)	Previously filed as an exhibit to Form 8-K on June 9, 2017 as exhibit number 10.1 and incorporated herein by this reference.
(2)	Previously filed as an exhibit to Form 8-K on April 5, 2017 as exhibit number 99.1 and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KT HIGH-TECH MARKETING, INC.

Dated: June 19, 2017	By:	/s/ Michael Mo
Name: Michael Mo
Title: Chief Executive Officer